EXHIBIT 10

                                C. CAMMACK MORTON
                    SEPARATION AGREEMENT AND GENERAL RELEASE


         This Separation Agreement and General Release (the "Agreement") is made as of the 6th day of March 2001 (the "Effective Date"), by and between C. Cammack Morton (the "Employee") and Konover Property Trust, Inc. (the "Company") concerning the Employee's resignation from the employ of the Company.

         WHEREAS, the Company and the Employee entered into that certain Employment Agreement dated as of March 1, 1997 (the "Employment Agreement"); and

         WHEREAS, the Company and the Employee intend that this Agreement shall be in complete settlement of all rights of the Employee under the Employment Agreement or otherwise relating to his employment by the Company and its affiliates; and

         WHEREAS, the terms of this Agreement have been approved by the Board of Directors and the Compensation Committee of the Company;

         NOW THEREFORE, in consideration of the mutual promises and agreements set forth below, the Company and the Employee agree as follows:

          1. The Employee hereby resigns from the employ of the Company as of the close of business on the Effective Date.

          2. The Employee hereby resigns as a Director and officer of the Company and from all other positions with the Company and all of its subsidiaries and related entities as of the close of business on the Effective Date. Employee represents that his resignation as a Director of the Company is not over a disagreement with the Company on any matters relating to the Company's operations, policies or practices.

          3. The Employee shall receive a severance payment in the gross amount of Two Million Five Hundred Thousand Dollars ($2,500,000). The severance payment is conditioned upon the execution of this Agreement and will be made by wire transfer on the first business day following the date on which this Agreement becomes final and binding pursuant to paragraph 16 below. All wire transfers under this Agreement shall be pursuant to the instructions that are currently in effect for Employee's normal compensation unless directed otherwise by the Employee in writing addressed to the Company's general counsel.

          4. The Employee shall receive all vacation pay accrued and unused, if any, as of the Effective Date to the extent provided in accordance with the Company's standard policies. Such payment shall be paid at the time of the first regularly scheduled payroll date that follows the date on which the Agreement becomes final and binding pursuant to paragraph 16 below.

          5. The Employee's rights with respect to equity awards shall be as follows:

                  (a) Pursuant to an Individual Exchange Agreement pertaining to the FAC Realty Inc. 1996 Restricted Stock Plan dated as of November 11, 1997 (the "Exchange Agreement"), employee has received certain options ("Repurchase Rights") to acquire Company Stock. Exhibit A hereto sets forth all such Repurchase Rights issued with respect to the exchange of restricted stock.

                           (i) Column IV of Exhibit A sets forth 225,851 of such Repurchase Rights which vested prior to the Effective Date and which, subject to the terms of the Exchange Agreement (other than Section 5.P thereof which shall be considered null and void) and the following sentence, shall remain outstanding and be entitled to dividend equivalents in accordance with their terms until April 1, 2002 (the "Expiration Date"), at which time if they have not been exercised they will automatically be cancelled. Notwithstanding the preceding sentence, if the Company proposes to terminate the "KEYSOP" arrangement generally on a reasonable basis prior to the Expiration Date, it shall treat the Employee in the same manner as the then officers of the Company with respect to such termination and the Employee agrees to a cancellation of the Repurchase Rights on the same reasonable basis as applied to such officers.

                           (ii) Column V of Exhibit A sets forth 391,299 of such Repurchase Rights which are hereby cancelled. In exchange therefor, the Company agrees to pay the Employee Four Hundred Thousand Dollars ($400,000) by wire transfer on or before the first business day after the date on which this Agreement becomes final and binding in accordance with paragraph 16 below and an additional Five Hundred Thousand Dollars ($500,000) by wire transfer on or before January 4, 2002.

                           (iii) The Employee previously exchanged 300,000 stock options awarded on July 16, 1997 for 300,000 Repurchase Rights with an exercise price of $5.625 per share. The Employee shall be and hereby is vested in such 300,000 Repurchase Rights, and, subject to the terms of the Exchange Agreement (other than Section 5.P thereof which shall be considered null and void), they shall remain outstanding and be entitled to dividend equivalents in accordance with their terms until the Expiration Date, as defined in clause (i) above. To the extent not exercised prior to the Expiration Date, such 300,000 Repurchase Rights shall be automatically cancelled and the Employee shall have no rights or interests therein.

                  (b) The Employee hereby forfeits any and all interest and rights with respect to options to purchase 350,000 shares of the Company's common stock awarded to the Employee as of November 11, 1998, and Repurchase Rights issued in connection with 140,000 of such options. In exchange therefor, the Company will pay the Employee Thirty Five Thousand Dollars ($35,000) by wire transfer on or before the first business day following the date on which this Agreement becomes final and binding in accordance with paragraph 16 below.

                  The Employee acknowledges that no other awards made to the Employee are outstanding on the date hereof and that he is entitled to no other equity awards.

          6. The Company shall pay the cost of Employee's COBRA costs with respect to medical and hospitalization insurance for the eighteen-month period following the Effective Date.

          7. The Employee agrees that no additional payments are due from the Company on any basis whatsoever other than reimbursements in accordance with the Company's policies for ordinary and reasonable expenses incurred on or before the Effective Date. The preceding sentence shall not limit any payments which the Employee is entitled to as a shareholder of the Company.

          8. Employee agrees to cooperate with the Company and its affiliates in the defense of any claims that may be made against the Company and its affiliates relating to the period in which he was employed by the Company (the "Employment Period"), and will cooperate with the Company and its affiliates in the prosecution of any such claims that may be made by the Company or any affiliate. The Employee expressly agrees to cooperate with the Company in the pursuit or defense of any claims against or by any other employees, or former employees, of the Company regarding their employment or termination of employment with the Company during the Employment Period. Employee agrees, unless precluded by law, to promptly inform the Company if he is asked to participate (or otherwise become involved) in any claims that may be filed against the Company or any affiliate relating to the Employment Period. Employee also agrees, unless precluded by law, to promptly inform the Company if he is asked to assist in any investigation (whether governmental or private) of the Company or any affiliate (or their actions) relating to the Employment Period, regardless of whether a lawsuit has then been filed against the Company or any affiliate with respect to such investigation. The Company agrees to reimburse the Employee for all reasonable out-of-pocket expenses associated with such cooperation, including travel expenses. The Company further agrees to attempt in good faith to accommodate the Employee's schedule with respect to such cooperation. This paragraph 8 shall not apply to any action in which the Employee has an interest which is adverse to the Company, and shall not preclude the Employee from responding to an inquiry in an honest manner.

          9. The Employee agrees that on and after the date of this Agreement, he will not make any statement that disparages the Company or its subsidiaries or affiliates or its shareholders or their affiliates or any of their officers, directors or employees and the Company agrees not to make any statement which disparages the Employee; provided that the provisions of this paragraph 9 shall not apply to testimony as a witness, any disclosure required to be made by the Company, compliance with other legal obligations, the assertion of or defense against any claim of breach of this Agreement or the Employee's statements or disclosures to officers or directors of the Company, and shall not require either party to make false statements or disclosures.

          10. The Employee agrees that, except as may be required by the lawful order of a court or agency of competent jurisdiction, the Employee will keep the terms of this Agreement secret and confidential until such time as the Company discloses the Agreement pursuant to the requirements of applicable law. Notwithstanding the foregoing provisions of this paragraph, the Employee may disclose the contents of this Agreement to his attorneys, accountants and financial advisors, and his immediate family provided that the Employee takes steps that are reasonably calculated to assure that such persons do not further disclose the terms of this Agreement.

          11. The Employee agrees to assign or cause to be assigned all interests held by the Employee or any person or entity affiliated with the Employee in Sunset KPT Investment, Inc. and truefinds.com, Inc. to one or more employees of the Company as designated by the Company's Board of Directors in consideration for Ten Thousand Dollars ($10,000), and Five Thousand Dollars ($5,000) respectively and to execute such documents as the Company may reasonably require in connection therewith, provided that the Employee receives such consideration on or before March 31, 2001. The Company agrees to transfer to the Employee one of its corporate memberships at MacGregor Downs Country Club for no additional consideration on or before the date on which this Agreement becomes final and binding pursuant to paragraph 16 below.

          12. The Company hereby releases the Employee from the restrictions set forth in subparagraph 6(a)(i) of the Employment Agreement (relating to noncompetition). Subject to the preceding sentence, the Employee expressly acknowledges and agrees that the Employee will continue to remain subject to the Covenants and Confidential Information provisions in paragraph 6 of the Employment Agreement, and further agrees that obligations under such provisions are not limited in any way by this Agreement or separation from employment with the Company. The Employee agrees to promptly, but in no event later than the date on which this Agreement becomes final and binding in accordance with paragraph 16, return all records, manuals, correspondence, notes, financial statements, computer printouts and other documents and recorded material of every nature (including copies thereof) that may be in the Employee's possession or control dealing with Confidential Information, as defined in the Employment Agreement, and all other property of the Company in accordance with reasonable procedures to be agreed to between the Employee and the Company's general counsel. The Employee further agrees that until September 1, 2001, he will not, without the consent of the chief executive officer of the Company, which shall not be unreasonably withheld, employ or solicit or attempt to solicit for employment with or on behalf of any entity any employee of the Company or any person who is employed by the Company on the date hereof unless such person is involuntarily terminated from employment by the Company.

          13. Any payments under this Agreement shall be subject to applicable tax withholding and payroll deductions. The Employee shall be responsible for all income tax and the Employee's share of employment taxes with respect to Repurchase Rights and the shares of stock to which they relate and, subject to the Employee's right to elect a reduction in the number of shares transferable upon exercise of Repurchase Rights to fulfill withholding obligation in connection therewith, shall make a cash payment to the Company in an amount sufficient to satisfy all tax withholding obligations of the Company.

          14. The Employee knowingly and voluntarily releases and forever discharges the Company, its representatives, successors, assigns, subsidiaries, parents, and shareholders and all of their affiliates, directors, officers, employees, venture capital investors, agents, and all trustees, administrators and fiduciaries under any Company benefit plan, of and from any and all claims, known and unknown, which the Employee, the Employee's family, heirs, executors, administrators, successors, and assigns ever had, now have or may have as of the date of execution of this Agreement, for, upon, or by reason of any matter, cause or thing whatsoever including, but not limited to, any alleged violation of:(a) the Age Discrimination in Employment Act of 1967, as amended; (b) Title VII of the Civil Rights Act of 1964, as amended; (c) The Civil Rights Act of 1991; (d) Section 1981 through 1988 of Title 42 of the United States Code, as amended; (e) the Employee Retirement Income Security Act of 1974, as amended;
                  (f) The Immigration Reform Control Act, as amended; (g) The Americans with Disabilities Act of 1990, as amended; (h) The National Labor Relations Act, as amended; (i) The Fair Labor Standards Act, as amended; (j) The Occupational Safety and Health Act, as amended; (k) The Family and Medical Leave Act of 1993; (l) any state anti-discrimination law; (m) any state wage and hour law; (n) any other local, state or federal law, regulation or ordinance; (o) any public policy, contract, tort, or common law; (p) the Employment Agreement; or (q) any allegation for costs, fees, or other expenses including attorneys' fees incurred in these matters. Notwithstanding, the foregoing, the Employee shall continue to be entitled to indemnification in accordance with the Company's Articles of Incorporation and By-Laws. The Company releases the Employee from any and all claims which it has or may have as of the date of execution of this Agreement for, upon or by reason of any matter, cause or thing whatsoever including, without limitation, any claim arising out of his employment, other than any claim relating to or arising out of the Employee's fraud or criminal activity. Nothing herein shall release either party from claims arising from a breach of this Agreement, including any breach of the Employee's Repurchase Rights as modified herein.

                  Notwithstanding anything herein to the contrary, the parties acknowledge that the Employee believes in good faith that he is entitled, upon his termination of employment, to monies and other consideration substantially in excess of the monies and consideration agreed upon in this Agreement and that the latter represents a settlement of claims which the Employee is only willing to make on the express condition that the payments set forth in Sections 3 and 5 are fully and timely made. In view of the preceding sentence, the parties agree that (i) if the Company fails to timely pay the amounts due on the first business day on which this Agreement becomes final and binding under Sections 3, 5(a)(ii) and 5(b) and such failure continues for five (5) business days after delivery of written notices (the "Default Notices") from Employee to the Company's chief executive officer and its general counsel (which notices shall be delivered to the Company's principal place of business in Raleigh, North Carolina), then the amount described in Section 3 shall be increased from Two Million Five Hundred Thousand Dollars ($2,500,000) to Three Million Five Hundred Thousand Dollars ($3,500,000) together with interest from the thirtieth day after the default at the rate of 12% per annum, and (ii) if the Company fails to timely pay the Five Hundred Thousand Dollars ($500,000) due by January 4, 2002 under Section 5(a)(ii) or the dividend equivalents under Sections 5(a)(i) or 5(a)(iii), and any such failure continues for five (5) business days after delivery of the Default Notices, then the Five Hundred Thousand Dollars ($500,000) amount described in Section 5(a)(ii) shall be increased to One Million Dollars ($1,000,000) together with interest from the thirtieth day after the default at the rate of 12% per annum. It is agreed that such increases represent a settlement more favorable to the Employee of his legitimate claims and shall not be construed as a penalty. WITH RESPECT TO ALL OF THE AMOUNTS DESCRIBED IN THIS SECTION TO BE PAID BY THE COMPANY TO THE EMPLOYEE, THE COMPANY AGREES THAT SUCH PAYMENTS SHALL NOT BE SUBJECT TO ANY OFFSET OR DEFENSES ARISING OUT OF ANY OBLIGATIONS OF THE EMPLOYEE TO THE COMPANY OR OUT OF ANY CLAIMS BY THE COMPANY AGAINST THE EMPLOYEE AND THAT THE COMPANY SHALL NOT INVOKE ANY DEFENSES IN THE EVENT OF LITIGATION BY THE EMPLOYEE TO ENFORCE THE OBLIGATION TO MAKE SUCH PAYMENTS IN FULL AND SHALL NOT BRING ANY DECLARATORY OR OTHER ACTION WITH RESPECT TO SUCH PAYMENTS.


          15. The Employee acknowledges that he was given twenty-one (21) days to consider this Agreement, to consult with an attorney and to decide whether or not to sign the Agreement.

          16. For a period of up to and including seven (7) days after the date the Employee signs this Agreement the Employee may revoke it entirely. No rights or obligations contained in this Agreement shall become enforceable before the end of the 7-day revocation period, at which time the Agreement shall become final and binding.

          17. In the event of any dispute with respect to a breach or asserted breach of this Agreement, the prevailing party shall be entitled to recover such party's reasonable attorneys fees and expenses from the other party.

          18. This Agreement shall be binding upon each of the parties and upon their respective heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of each party and to their heirs, administrators, representatives, executors, successors, and assigns.

          19. THE EMPLOYEE HAS BEEN ADVISED TO CONSIDER THIS AGREEMENT AND HAS BEEN ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTION OF THIS AGREEMENT. HAVING ELECTED TO EXECUTE THIS AGREEMENT, AND TO RECEIVE THEREBY THE SUMS AND BENEFITS SET FORTH ABOVE, THE EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, DOES VOLUNTARILY ENTER INTO THIS AGREEMENT INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS THE EMPLOYEE MAY HAVE AGAINST THE COMPANY.

          20. This Agreement shall be construed in accordance with the laws of the State of North Carolina, without regard to the conflict of law provisions of any state.

          21. This Agreement reflects the entire agreement between the Employee and the Company and, except as specifically provided herein, supersedes all prior agreements and understandings, written or oral relating to the subject matter hereof, it being acknowledged, however, that the Employee shall continue to have rights under the Exchange Agreement as modified hereby.

                                  * * * * * * *

         IN WITNESS WHEREOF, this Separation Agreement and General Release has been duly executed as of the Effective Date.


/s/  C. Cammack Morton                      Date:  March 6, 2001
-------------------------                        -----------------------
C. Cammack Morton


Konover Property Trust, Inc.


/s/  J. Michael Maloney                     Date:  March 6, 2001
-------------------------                        -----------------------
By:
Title: President

                    SEPARATION AGREEMENT AND GENERAL RELEASE

                                    EXHIBIT A

           Repurchase Rights Granted with Respect to Restricted Stock:


                  I                    II                   III                   IV                   V
--------- ------------------- --------------------- --------------------- ------------------- ---------------------
           Restricted Stock
              Grant Date        Number of Shares       Exercise Price           Vested             Cancelled
--------- ------------------- --------------------- --------------------- ------------------- ---------------------
      1.              3/1/97        135,000 shares               $0.7500              45,000                90,000
--------- ------------------- --------------------- --------------------- ------------------- ---------------------
      2.              3/1/97         30,000 shares               $0.7500              30,000
--------- ------------------- --------------------- --------------------- ------------------- ---------------------
      3.              3/1/97          6,000 shares               $0.7500               6,000
--------- ------------------- --------------------- --------------------- ------------------- ---------------------
      4.              3/1/97         18,000 shares               $0.7500              18,000
--------- ------------------- --------------------- --------------------- ------------------- ---------------------
      5.            11/11/97         15,000 shares               $0.7500               5,001                 9,999
--------- ------------------- --------------------- --------------------- ------------------- ---------------------
      6.            11/11/97          3,300 shares               $0.7500               3,300
--------- ------------------- --------------------- --------------------- ------------------- ---------------------
      7.            11/11/97          2,000 shares               $0.7500               2,000
--------- ------------------- --------------------- --------------------- ------------------- ---------------------
      8.            11/11/97            700 shares               $0.7500                 700
--------- ------------------- --------------------- --------------------- ------------------- ---------------------
      6.              1/1/98         28,700 shares               $0.7750              28,700
--------- ------------------- --------------------- --------------------- ------------------- ---------------------
      7.              1/1/98         48,500 shares               $0.7750              48,500
--------- ------------------- --------------------- --------------------- ------------------- ---------------------
      8.              3/1/98         12,550 shares               $0.7750                                    12,550
--------- ------------------- --------------------- --------------------- ------------------- ---------------------
      9.             2/22/99         86,600 shares               $0.5625                                    86,600
--------- ------------------- --------------------- --------------------- ------------------- ---------------------
     10.              3/1/99         38,650 shares               $0.5750              38,650
--------- ------------------- --------------------- --------------------- ------------------- ---------------------
     11.              3/1/99         21,800 shares               $0.5750                                    21,800
--------- ------------------- --------------------- --------------------- ------------------- ---------------------
     12.            3/1/2000         43,400 shares               $0.5125                                    43,400
--------- ------------------- --------------------- --------------------- ------------------- ---------------------
     13.            3/1/2000         30,250 shares               $0.5125                                    30,250
--------- ------------------- --------------------- --------------------- ------------------- ---------------------
     14.            3/1/2000         96,700 shares               $0.5125                                    96,700
--------- ------------------- --------------------- --------------------- ------------------- ---------------------
                     TOTALS:        617,150 shares                                   225,851               391,299

                                       8